UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 5, 2012

Volterra Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50857	94-3251865
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

47467 Fremont Blvd., Fremont, California		94538
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 510 743 1200

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Election of Director

On December 5, 2012, the Company’s Board of Directors, upon the recommendation of its Nominating and Corporate Governance Committee, appointed Simon Biddiscombe as an independent director to the Board of Directors. Mr. Biddiscombe, age 45, is President and Chief Executive Officer, and a member of the board of directors, of QLogic Corporation, a global leader in the design and manufacture of high performance networking equipment. Mr. Biddiscombe has served in such roles at QLogic since 2010, having previously held positions as Senior Vice President and Chief Financial Officer since April 2008. Mr. Biddiscombe previously was Senior Vice President, CFO, Treasurer, and Secretary for Mindspeed Technologies, a leading supplier of semiconductor solutions for network infrastructure applications, from 2003 to 2008. He holds a B.A.(Hons) in Business Studies and is a Fellow of the Institute of Chartered Accountants in England and Wales.

As a member of the Company’s Board, Mr. Biddiscombe will receive the Company’s standard compensation for non-employee directors and will sign the Company’s form Indemnification Agreement. There are no arrangements or understandings between Mr. Biddiscombe and any other person pursuant to which he was selected as a director of the Company.

A press release announcing the appointment of Mr. Biddiscombe was issued on December 6, 2012, is attached hereto as Exhibit 99.1 and is hereby incorporated herein by this reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

99.1    Press Release of Volterra Semiconductor Corporation dated December 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volterra Semiconductor Corporation

By:	/S/ DAVID OH
Name:	David Oh
Title:	General Counsel

Dated: December 6, 2012

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Volterra Semiconductor Corporation dated December 6, 2012.